                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

ADAPTEC, INC.
(Name of Registrant as specified in its charter)

ADAPTEC, INC.
(Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)      Per unit price or other underlying value of transaction computed
         pursuant to Exchange Act Rule 0-11:     (A)

(4)      Proposed maximum aggregate value of transaction:

(5)      Total Fee Paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                                      LOGO


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held August 22, 1996

To The Shareholders:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Adaptec, Inc. (the "Company"), a California corporation, will be held on August 22, 1996 at 9:30 a.m., local time, at the Company's office located at 500 Yosemite Drive, Milpitas, California 95035, for the following purposes:



          1. To elect the following directors to serve for the ensuing year and until their successors are elected: John G. Adler; Laurence B. Boucher; Carl J. Conti; John C. East; Robert J. Loarie; B.J. Moore; W. Ferrell Sanders; F. Grant Saviers; and Phillip E. White.


          2. To approve an amendment to the Company's Amended and Restated Bylaws to establish the range for the authorized number of directors to be seven (7) to twelve (12) with the precise number to be fixed by the Board of Directors.


          3. To approve amendments to the Company's 1990 Directors' Option Plan to (i) increase the shares reserved for issuance thereunder by 400,000 to a total of 1,100,000, (ii) increase the term of options granted thereunder from five to ten years, and (iii) amend the vesting provisions of subsequent annual option grants so that such grants will vest quarterly over a one year period.


          4. To ratify and approve the appointment of Price Waterhouse LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1997.

          5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on June 24, 1996 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors

                                          HENRY P. MASSEY, JR.
                                          Secretary

Milpitas, California
July 12, 1996

                             YOUR VOTE IS IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 ADAPTEC, INC.

                                PROXY STATEMENT

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Adaptec, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held August 22, 1996 at 9:30 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office located at 500 Yosemite Drive, Milpitas, California 95035. The Company's telephone number at that location is (408) 945-8600.

     These proxy solicitation materials were mailed on or about July 12, 1996 to all shareholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES


     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention:
Christopher G. O'Meara, Inspector of Elections, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, for Proposals Two, Three and Four, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.


VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and either give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than nine candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of the intention to cumulate the shareholder's votes. If anyone shareholder gives such notice, all shareholders may cumulate their votes. On all other matters, each share has one vote.

     The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. On each other matter, the affirmative vote of a majority of the votes cast is required under California law for approval. For this purpose, the "votes cast" are defined under California law to be the shares of the Company's Common Stock represented and voting in person or by proxy at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the record date for the meeting. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and
(ii) the total number of votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. An automated system administered by the Company's transfer agent tabulates the votes. Each proposal is tabulated separately.

     All costs associated with soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $3,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

     Only shareholders of record at the close of business on June 24, 1996 are entitled to notice of and to vote at the Annual Meeting. As of June 24, 1996, 53,368,673 shares of the Company's Common Stock were issued and outstanding.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company presently provide that there shall be nine directors. A board of nine directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them so that the election of as many of the nominees listed below as possible is assured under cumulative voting. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     All nominees are presently directors of the Company. Messrs. Adler, Boucher, Loarie, Moore, Sanders, Saviers and White were last elected at the Annual Meeting of Shareholders held on August 24, 1995. Messrs. Conti and East became directors by action of the Board of Directors on October 19, 1995 and December 7, 1995, respectively.

     The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:


                                                                                            DIRECTOR
       NAME OF NOMINEE        AGE                    PRINCIPAL OCCUPATION                    SINCE
  --------------------------  ---   ------------------------------------------------------  --------
  John G. Adler.............  59    Chairman of the Board of Directors                        1986
  Laurence B. Boucher.......  53    Member of the Board of Directors of Auspex Systems,       1981
                                      Inc., a company engaged in developing and marketing
                                      computer network file servers
  Carl J. Conti.............  58    Independent management consultant                         1995
  John C. East..............  51    President, Chief Executive Officer and director, Actel    1995
                                      Corporation, a company engaged in manufacturing
                                      field programmable gate arrays
  Robert J. Loarie..........  53    General partner of Morgan Stanley Venture Partners,       1981
                                      L.P., a venture capital firm
  B.J. Moore................  60    Independent management consultant                         1984
  W. Ferrell Sanders........  59    General partner of Asset Management Co., a venture        1982
                                      capital and investment management firm
  F. Grant Saviers..........  51    President and Chief Executive Officer of the Company      1992
  Phillip E. White..........  53    Chairman of the Board of Directors, President and         1993
                                      Chief Executive Officer of Informix Software, Inc.,
                                      a company engaged in development and marketing of
                                      database software

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Adler served as President of the Company from May 1985 to August 1992, as Chief Executive Officer from December 1986 to July 1995, as a director since February 1986 and as Chairman of the Board of Directors since May 1990.

     Mr. Boucher has served as President from December 1987 to June 1995, as Chief Executive Officer from December 1987 to January 1996, Chairman of the Board of Directors from February 1994 to June 1996, and a director since 1987 of Auspex Systems, Inc., a manufacturer of computer systems. He is a founder of the Company and served as Chairman of the Board of Directors from May 1981 to May 1990 and as Chief Executive Officer from May 1981 to December 1986.

     Mr. Conti is an independent management consultant. From 1959 to 1991, he held a variety of technical and managerial positions with International Business Machines Corporation, a manufacturer of computer hardware and software, concluding with four years as a Senior Vice President.

     Mr. East has, since December 1988, served as a director, President and Chief Executive Officer of Actel Corporation, a manufacturer of field programmable gate arrays.

     Mr. Loarie has, since August 1992, served as a principal of Morgan Stanley & Co. Incorporated, a diversified investment firm, and as a general partner of Morgan Stanley Venture Partners, L.P. and Morgan Stanley Venture Partners II, L.P., venture capital investment partnerships. Prior to that time and for more than the previous five years, Mr. Loarie was a general partner of Weiss, Peck & Greer, an investment management firm, and of several venture capital partnerships affiliated with Weiss Peck & Greer. Mr. Loarie is also a director of Telcom Semiconductor, Inc. and CSG Systems International, Inc.

     Mr. Moore is an independent management consultant. Mr. Moore served as President of Outlook Technology, Inc., a company engaged in the development, manufacture and marketing of digital test instrumentation, from February 1986 to July 1991. Mr. Moore is also a director of Dionex Inc.

     Mr. Sanders has served as a general partner of Asset Management Co. since February 1989 and served as a senior associate of Asset Management Co. from March 1987 to February 1989. Mr. Sanders is also a director of Solectron Corporation.

     Mr. Saviers has served as President and Chief Executive Officer of the Company since August 1992 and July 1995 respectively, and was Chief Operating Officer from August 1992 to July 1995. Prior to joining the Company, Mr. Saviers was employed with Digital Equipment Corporation for more than five years, last serving as Vice President of its personal computer systems and peripherals operation.

     Mr. White has served as President, Chief Executive Officer, director, and Chairman of the Board of Informix Software, Inc., a software company, since January 1989. Prior to that time and for more than the last five years, Mr. White was President of Wyse Technology, Inc., a manufacturer of computers and computer terminals. Mr. White is also a director of Legato Systems, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended March 31, 1996. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of the Board of Directors consists of Messrs. Loarie, Sanders and Saviers and held six meetings during the last fiscal year. Mr. Adler resigned from the committee during the fiscal year. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors consists of Messrs. East, Moore and White and held three meetings during the last fiscal year. Mr. Boucher resigned from the Committee during the fiscal year. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers.

     The Nominating Committee consists of Messrs. Moore and Sanders. The Nominating Committee is responsible for reviewing qualifications for possible Board membership and recommending candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by management and shareholders. Such recommendations may be delivered in writing to the attention of the Nominating Committee in care of the Secretary at the Company's principal executive offices. The Nominating Committee held two meetings during fiscal 1996.

     No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors or the total number of meetings of all committees of the Board of Directors on which that director served. See "Other Information -- Executive Compensation" for information on the compensation of non-employee directors.

DIRECTOR COMPENSATION

  Cash Compensation

     Non-employee directors receive $3,000 per fiscal quarter and $2,000 for each meeting of the Board of Directors attended other than telephonic meetings and are reimbursed for their expenses incurred in attending meetings of the Board of Directors. Directors do not receive compensation for committee or telephonic meetings. Employee directors do not receive additional compensation for attendance at Board Meetings.

  1990 Directors' Option Plan

     Non-employee directors also receive stock options under the Company's 1990 Directors' Option Plan (the "Directors' Plan"). The Directors' Plan was adopted and approved by the shareholders of the Company in 1990. A total of 700,000 shares of Common Stock have been reserved for issuance under the Directors' Plan, as it has been subsequently amended. The Directors' Plan provides for the grant of non-statutory stock options to non-employee directors of the Company. All eligible directors are granted an option to purchase 40,000 shares of Common Stock on the date on which such person first becomes a director, whether through election by the shareholders or appointment by the Board to fill a vacancy. On March 31 of each year, each non-employee director is granted an additional option to purchase 10,000 shares of Common Stock. All options become exercisable for 25% of the shares subject to the option on the first anniversary of the date of grant and for 6.25% of the shares subject to the option for each full calendar quarter thereafter that the optionee remains a director. The per share exercise price of options is established at the fair market value of the Company's Common Stock on the date the option is granted. All options granted under the Directors' Plan have a term of five years. See Proposal Three for information concerning certain proposed amendments to the Directors' Plan.

     Directors Conti and East were granted options to purchase 40,000 shares of Common Stock on November 1, 1995 at $44.50 and on December 7, 1995 at $44.50, respectively. Pursuant to the Directors' Plan, Directors Boucher, Conti, East, Loarie, Moore, Sanders and White were granted options to purchase 10,000 shares of Common Stock each on March 29, 1996 at an exercise price of $48.25 per share.

                                  PROPOSAL TWO

                         AMENDMENT OF COMPANY'S BYLAWS

     The Company's Amended and Restated Bylaws (the "Bylaws"), as currently in effect, provide that the authorized number of directors of the Company may range from five to nine. The Board of Directors and the shareholders are authorized to fix the exact number within this range, and the number is currently fixed at nine. On May 9, 1996, the Board of Directors authorized an amendment to the Bylaws to expand the permitted range to seven to twelve. The Board of Directors and the shareholders would continue to have the authority to increase or decrease the number of directors within this new range, although the actual number of authorized directors continues to be nine.

     Under the proposed amendment, Article III, Section 3.2 of the Bylaws would be amended to read as follows:

    "The number of directors of the corporation shall be not less than seven (7) nor more than twelve (12). The exact number of directors shall be nine (9) until changed, within the limits specified above, by a bylaw amending this
    Section 3.2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

    "No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

PURPOSE AND EFFECT OF AMENDMENT

     The principal purpose of the proposed amendment is to increase the maximum number of directors which the Company may have on its Board of Directors. The amendment does not increase the current size of the Board or create vacancies on the Board; under the terms of the amendment the size of the Board of Directors will remain fixed at nine. However, upon approval of the amendment, the Board will be able, without additional shareholder approval, to increase the size of the Board of Directors to up to twelve directors. Upon an increase in the size of the Board of Directors, the Board would be able to appoint one or more directors to fill the new position or positions created. The Board of Directors has no current intentions of increasing the size of the Board of Directors. The Board believes the Company has been well-served by having a relatively large Board of Directors and experienced directors with varied backgrounds. Because identifying and attracting qualified directors is often difficult, the Company believes it is important to be able to act quickly when a desirable candidate becomes available. As the Board of Directors is currently at its maximum allowable size, the Company's ability to attract new directors may be impaired. The amendment, by giving the Board the power to increase the size of the Board of Directors beyond its current size of nine, would enhance the Company's ability to attract additional qualified directors when and if available.

VOTE REQUIRED

     The approval of the amendment to the Bylaws requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S BYLAWS.

                                 PROPOSAL THREE

                   AMENDMENTS TO 1990 DIRECTORS' OPTION PLAN

     The 1990 Directors' Option Plan (the "Directors' Plan") was adopted by the Board of Directors in May 1990 and approved by the shareholders in September 1990. A total of 700,000 shares of Common Stock are currently reserved for issuance under the Directors' Plan, of which options to purchase 311,250 shares are issued and outstanding and options to purchase 290,000 shares remain available for future grant. To date, options to purchase 98,750 shares have been exercised at a weighted average exercise price of $8.3410.


     The Directors' Plan is designed to attract capable individuals to serve as directors of the Company, to retain such individuals as directors, and to incentivize non-employee directors, by providing them with an opportunity to acquire a significant ownership interest in the Company's Common Stock, to use their influence and talent to maximize shareholder value for all shareholders.



     In May 1996, the Board of Directors approved amendments to the Directors' Plan to (i) increase the shares reserved for issuance thereunder by 400,000 to a total of 1,100,000, (ii) increase the term of options granted thereunder from five to ten years, and (iii) amend the vesting provisions of subsequent annual option grants so that such grants will vest quarterly over a one year period. A summary of the Directors' Plan (which assumes the adoption of the proposed amendments) is included as Appendix A.


     Subject to continued service as a director, non-employee directors will receive the option grants set forth in the table below in fiscal 1997.

PURPOSE AND EFFECT OF AMENDMENTS


     The primary purpose of the proposed amendments to the Directors' Plan is to increase the number of shares available for grant under the Directors' Plan and to change the certain features of the options granted to make them more valuable to the grantees. The Board believes that stock option grants are an essential element in attracting and retaining qualified individuals to serve as directors of the Company. The pool of individuals qualified to be directors of growing technology companies is relatively small, and the number of companies seeking such expertise is growing. In addition, many qualified individuals are reluctant to serve on boards unless appropriately compensated for the responsibility and risk they assume. The Board believes that most individuals it seeks as board members expect equity compensation as an inducement for their services. In addition, the Board of Directors believes that equity compensation better aligns the interests of directors with those of the Company and its shareholders than cash compensation. The Board believes that the proposed amendments are in the best interests of the Company for several reasons. First, without the increase in the shares reserved for issuance under the Directors' Plan, the Company will deplete the options available for grant under the Directors' Plan within the next few years. The increase is intended to reserve sufficient stock to last until the Directors' Plan's termination in the year 2000. Second, by accelerating the vesting of the options and increasing their term, the Board believes the value of the options to grantees is increased and their usefulness as compensation devices is enhanced.


                             AMENDED PLAN BENEFITS


                                                                       OPTIONS TO BE
                                                                       GRANTED DURING
          NAME OF INDIVIDUAL OR IDENTITY OF GROUP                      FISCAL 1997(1)
          -----------------------------------------------------------  --------------
          Laurence B. Boucher........................................      10,000
          Carl J. Conti..............................................      10,000
          John C. East...............................................      10,000
          Robert J. Loarie...........................................      10,000
          B.J. Moore.................................................      10,000
          W. Ferrell Sanders.........................................      10,000
          Phillip E. White...........................................      10,000
          All current directors who are not executive officers (7
            persons).................................................      70,000


- ---------------
(1) The exercise price for all grants will be at the fair market value of the Company's Common Stock at the time of grant.

REQUIRED VOTE

     The amendment of the 1990 Directors' Option Plan to (i) increase the number of shares issuable thereunder by 400,000 shares, (ii) increase the term of options granted thereunder from five to ten years, and (iii) amend the vesting provisions of subsequent annual option grants so that such grants will vest quarterly over a one year period requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above. If the amendment is not approved, the Company will not be authorized to issue more than 700,000 shares under the 1990 Directors' Option Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE 1990 DIRECTORS' OPTION PLAN.


                                 PROPOSAL FOUR

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the current fiscal year ending March 31, 1997 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Price Waterhouse LLP are expected to be available at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in the fiscal year ended March 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                               ANNUAL                COMPENSATION
                                            COMPENSATION       -------------------------
                                         -------------------   RESTRICTED     SECURITIES
                                FISCAL    SALARY     BONUS       STOCK        UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR      ($)       ($)(1)     AWARD($)      OPTIONS(#)   COMPENSATION($)(2)
- ------------------------------  ------   --------   --------   ----------     ----------   ------------------
John G. Adler.................   1996    $494,135   $558,000          --         60,000          $4,080
  Chairman and former Chief      1995     450,000    625,000          --        200,000           3,720
  Executive Officer              1994     420,000    315,000          --        160,000           3,720
F. Grant Saviers..............   1996     468,462    533,000          --        139,600           2,520
  President, Chief Executive     1995     350,000    475,000          --        200,000           2,780
  Officer and Chief Operating    1994     310,000    235,000          --         80,000           1,260
  Officer
John D. Hamm..................   1996     229,711    260,750          --         53,800              54
  Vice President and General     1995     215,000    322,500          --         50,000              48
  Manager                        1994     180,000    135,000          --         50,000              36
Paul G. Hansen................   1996     229,615    259,500          --         53,800           1,380
  Vice President, Finance and    1995     222,115    291,058          --         50,000           1,260
  Chief Financial Officer        1994     190,000    145,000          --         40,000           1,260
Sam Kazarian..................   1996     214,712    243,500          --         52,900           2,520
  Vice President, Operations     1995     200,000    270,000          --         60,000           2,280
                                 1994     174,615    110,000          --         40,000           2,280
Subramanian Sundaresh.........   1996     199,327    221,250    $ 19,992(3)      24,000             332
  Vice President and General     1995     165,000    140,000          --         50,000             475
  Manager                        1994     104,115     50,000          --         84,000             540

- ---------------
(1) In each case, the fiscal year 1995 bonus amounts include an amount equal to one-half of the individual's base salary for fiscal year 1995 that was accrued but not paid by the Company in fiscal year 1995. Half of such amounts were paid to the individuals at the end of fiscal year 1996 and the remaining half will be paid at the end of fiscal year 1997 if the individual remains in the employ of the Company at that date.

(2) Life insurance premiums.

(3) Represents the grant of 392 Incentive Stock Units pursuant to the Company's 1990 Stock Plan. On the first and second anniversaries of the date of grant, if Mr. Sundaresh is still in the employ of the Company, the Company will redeem one-half of the Incentive Stock Units by giving Mr. Sundaresh either 196 shares of Common Stock of the Company or the fair market value of such shares at the Company's discretion. The value of the grant is based on the fair market value of 392 shares of the Company's Common Stock on the date of grant. As of the March 31, 1996, Mr. Sundaresh held 392 Incentive Stock Units with a value of $18,914 (based on the fair market value of the Company's Common Stock on that date).

     The table below provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1996 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                        -------------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      % OF TOTAL                                        ASSUMED ANNUAL RATES OF
                        SECURITIES      OPTIONS                                         STOCK PRICE APPRECIATION
                        UNDERLYING     GRANTED TO     EXERCISE OR                         FOR OPTION TERM(3)(4)
                         OPTIONS      EMPLOYEES IN    BASE PRICE     EXPIRATION     ---------------------------------
         NAME           GRANTED(#)    FISCAL YEAR       ($/SH)          DATE            5%($)              10%($)
- ----------------------- ----------    ------------    -----------    ----------     --------------     --------------
John G. Adler..........    60,000(1)       2.6%         $ 44.75       8/24/05       $    1,688,582     $    4,279,199
F. Grant Saviers.......   100,000(1)       4.4            44.75       8/24/05            2,814,303          7,131,998
                           39,600(2)       1.7            56.00       3/22/00            1,394,637          3,534,283
John D. Hamm...........    40,000(1)       1.7            44.75       8/24/05            1,125,721          2,852,799
                           13,800(2)       0.6            56.00       3/22/00              486,010          1,231,644
Paul G. Hansen.........    40,000(1)       1.7            44.75       8/24/05            1,125,721          2,852,799
                           13,800(2)       0.6            56.00       3/22/00              486,010          1,231,644
Sam Kazarian...........    40,000(1)       1.7            44.75       8/24/05            1,125,721          2,852,799
                           12,900(2)       0.5            56.00       3/22/00              454,313          1,151,320
Subramanian
  Sundaresh............    20,000(1)       0.8            44.75       8/24/05              562,861          1,426,400
                            4,000(2)       0.2            56.00       3/22/00              140,872            356,998
All Shareholders.......        NA           NA               NA         NA          $1,608,840,896     $4,077,118,714

- ---------------
(1) These options were granted pursuant to the Company's 1990 Stock Plan. The option exercise prices were at the fair market value of the Company's Common Stock on the date of grant. All options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. The options become exercisable at the rate of 12.5% of the shares subject to the option six months after the date of grant and at the rate of 6.25% of the shares subject to the option at the end of each of the next 14 quarters. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case unvested options become exercisable to a maximum of 50,000 shares per individual and may be exercised within six months following death by the individual's estate or other successor.

(2) These options were granted pursuant to the Company's 1990 Stock Plan. The option exercise prices were at 110% of the fair market value of the Company's Common Stock on the date of grant. All options expire 4 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. 50% of the options subject to the grant become exercisable one year after the date of the grant with the remaining 50% becoming exercisable two years after the date of grant. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case unvested options become exercisable to a maximum of 50,000 shares per individual and may be exercised within six months following death by the individual's estate or other successor.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

(4) In the case of all shareholders, indicates the potential shareholder return over a ten-year period at the respective rate determined from the closing sales price on the Nasdaq National Market of $48.25 on March 31, 1996. On March 31, 1996, there were 53,019,777 shares of Common Stock issued and outstanding.

     The table below provides the specified information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1996 and the unexercised options held as of March 31, 1996 by the persons named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED   VALUE REALIZED    OPTIONS AT FY-END (#):     FY-END ($): EXERCISABLE/
          NAME             ON EXERCISE(#)        ($)(1)       EXERCISABLE/UNEXERCISABLE       UNEXERCISABLE(2)
- -------------------------  ---------------   --------------   -------------------------   ------------------------
John G. Adler............      227,449         $7,082,720            7,500/263,125         $     26,250/$6,654,258
F. Grant Saviers.........       50,000          2,037,440          261,673/323,384            8,585,137/ 6,427,230
John D. Hamm.............       10,000            472,813          109,063/104,737            3,956,639/ 1,838,361
Paul G. Hansen...........       25,000          1,060,938           65,000/ 98,800            2,037,813/ 1,644,688
Sam Kazarian.............        1,244             46,483           73,072/105,712            2,326,389/ 1,874,494
Subramanian Sundaresh....       10,000            266,188           57,750/ 90,250            1,713,406/ 2,091,531

- ---------------
(1) Market value of underlying securities on date of exercise, minus the exercise or base price.

(2) Market value of underlying securities at fiscal year end, minus the exercise or base price.

CHANGE IN CONTROL ARRANGEMENTS

     The 1990 Stock Plan authorizes the acceleration or payment of awards and related shares in the event of a Change in Control as defined in the 1990 Stock Plan. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code of 1986 as amended (the "Code"), which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer pay plans and develops recommendations for stock option grants for approval by the Board of Directors. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans.

     The Committee is composed of three independent, outside directors. It is the Committee's objective that executive compensation be directly determined by achievement of the Company's planned business performance. Specifically, the Company's executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and shareholder values.

     The Committee retains independent compensation consultants to provide objective and expert advice in the review of executive compensation plans. Published industry pay survey data is also reviewed and relied upon in the Committee's assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rate supplied by the Committee's compensation consultant, J. Richard & Co.

     The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, strategic goals.

     For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq -- 100 Index and the Nasdaq Computer Industry & DP Index.

ANNUAL CASH COMPENSATION (BASE SALARY, PLUS PERFORMANCE INCENTIVES)


     The Committee believes that annual cash compensation should be paid commensurate with attained performance. For these reasons, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus). In addition, in fiscal 1996, the Committee approved a change in the annual cash plan that encourages executives to elect to receive a portion of their earned incentives in the form of stock options that have an exercise price above the stock's fair market value and which vest over two years.


     Base salaries for executive officers are established considering a number of factors, including the Company's continued, profitable growth; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process. Generally, base salaries are maintained at approximately the 50th percentile of salaries of similar size, high technology companies.

     Under the Executive Incentive Plan (EIP), an executive's annual performance award generally depends on three performance factors: the overall financial performance of the Company; the expected performance of the business unit or corporate division the executive is accountable for; and the executive's individual performance. The performance objectives of the Company and the business unit or corporate function derive from the Company's Board approved annual business plan that includes specific financial performance targets relating to revenue and profits growth for the fiscal year. The EIP provides no payment until threshold earnings per share (EPS) level and revenue targets are met. This is established each year on the basis of a planned 25% growth in Revenues and EPS over the prior year's results. A 10% improvement in both revenues and profits must be achieved prior to any EIP payments being made. Long-term strategic goals may also be incorporated for certain unit heads. Individual executive performance is measured against an annual incentive target which represents a percentage of base salary that the executive can earn as bonus compensation if performance warrants. This target percentage ranges from 40% to 100% of an executive's base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential total cash compensation at risk. If business plans are exceeded by 30%, executives can earn up to a maximum of 120% to 200% of their base salaries. However, individual bonuses above 90% of base salary are paid in the form of stock rights or a premium priced stock option that are priced 10% above the fair market value of the stock at the date of grant. The Committee annually reviews and approves specific targets, maximums, and performance criteria for each executive.

LONG-TERM INCENTIVE: STOCK OPTIONS


     The Committee recommends executive stock options under the 1990 Stock Plan to foster executive officer ownership, to stimulate a long-term orientation in decisions and to provide direct linkage with shareholder interests. The Committee considers the total compensation package, options previously granted, industry practices and trends, the executive's accountability level, and assumed, potential stock value in the future when granting stock options. The Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, executive gains closely parallel those of other shareholders over the long-term. Therefore, the stock option program serves as an effective and competitive long-term incentive and retention tool for the Company's executives, as well as other key employees. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to maximize the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock. The Committee believes that the Company's stock option plan has been administered in a manner comparable to its peer group and other high performing companies in the high technology sector.

BENEFITS

     The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal year 1996, for any executive officer.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION


     In setting Mr. Saviers' base salary and in determining his performance bonus for fiscal 1996, the Committee took note of the Company's impressive revenue and profit growth in recent years, especially the record fiscal year 1996. Both revenue and profit plan objectives were significantly exceeded. Revenue growth of 41% and 50% improvement in operating income place the Company in the upper quartile of comparable companies in the computer industry. The Committee believes Mr. Saviers, as Chief Executive Officer, significantly contributed to this continued success. Based on this performance, the Committee recommended and the Board approved a 6% salary increase for fiscal year 1996, and a cash bonus of $445,000, which equals 90% of his fiscal year 1996 base salary. In addition, he elected to receive an equity participation opportunity (in lieu of earned cash incentive) equal to 40% of his salary which was delivered in the form of premium priced stock options which had an exercise price 10% higher than the fair market value at time of grant. The Committee has estimated the resulting total cash compensation to equate to approximately the 75th percentile of chief executive officers of other companies of similar size and complexity in the industry as reported in the Radford Management Survey and in data from comparable companies supplied by the Committee's compensation consultant, J. Richard & Co. However, the Committee also has assured itself that both the Company's financial performance and share value improvement during the fiscal year and most recent years exceeded the 75th percentile of the industry. In addition, in 1995, the Committee granted Mr. Saviers a special retention bonus of $175,000. Though accrued by the Company in fiscal 1995, half of the bonus was paid to Mr. Saviers at the end of fiscal 1996 and the other half will be paid at the end of fiscal 1997 if he is still in the employ of the Company. The 100,000 share stock option grant made to Mr. Saviers in fiscal year 1996 was made at fair market value and will vest over four years, thus acting as a retention device through fiscal year 2000. The Committee viewed this as an average and modest size grant when compared to previous grants and current competitive practices and trends.


     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's shareholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                                          The Compensation Committee

                                          B.J. Moore, Chairman

                                          John C. East

                                          Phillip E. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Neither B.J. Moore, John C. East nor Phillip E. White, the members of the Company's Compensation Committee, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the Compensation Committee.


                               PERFORMANCE GRAPH

      MEASUREMENT PERIOD                         NASDAQ STOCK       NASDAQ
    (FISCAL YEAR COVERED)           ADAPTEC      MARKET--U.S.    COMPUTER & DP
3/91                                       100             100             100
3/92                                       265             127             148
3/93                                       439             147             165
3/94                                       624             158             169
3/95                                      1135             176             228
3/96                                      1660             239             323

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During fiscal 1996, the Company purchased approximately $291,532 of computer equipment in the ordinary course of business from Auspex Systems, Inc., a supplier of computer network file servers. Mr. Boucher is a member of the Board of Directors and a shareholder of Auspex Systems, Inc.

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL SHAREHOLDERS

     The table below sets forth as of May 31, 1996 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.


                                                                      SHARES        APPROXIMATE
                                                                   BENEFICIALLY       PERCENT
                 NAME OF PERSON OR IDENTITY OF GROUP                 OWNED(1)          OWNED
    -------------------------------------------------------------  ------------     -----------
    FMR Corp.(2).................................................     5,979,360         11.2%
      82 Devonshire Street
      Boston, MA 02109-3614
    John G. Adler................................................       130,319            *
    Laurence B. Boucher..........................................         8,145            *
    Carl J. Conti................................................             0            *
    John C. East.................................................             0            *
    John D. Hamm(3)..............................................       113,007            *
    Paul G. Hansen...............................................        57,581            *
    Sam Kazarian.................................................        86,686            *
    Robert J. Loarie.............................................        66,427            *
    B.J. Moore...................................................        47,910            *
    W. Ferrell Sanders...........................................        54,875            *
    F. Grant Saviers.............................................       301,751            *
    Subramanian Sundaresh........................................        59,557            *
    Phillip E. White.............................................        11,250            *
    All current directors and officers as a group (19 persons)...       987,587          1.8


- ---------------
 *  Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned. Amounts shown include the following number of shares, options for which are presently exercisable or will become exercisable within 60 days of May 31, 1996: Mr. Adler, 56,250; Mr. Boucher, 8,125; Mr. Conti, 0; Mr. East, 0; Mr. Hamm, 102,813; Mr. Hansen, 56,875; Sam
    Kazarian, 86,197; Mr. Loarie, 26,875; Mr. Moore, 26,875; Mr. Sanders, 16,875; Mr. Saviers, 249,476; Mr. Sundaresh, 57,875; Mr. White, 11,250; and
    all current officers and directors as a group, 742,642.

(2) Includes 4,652,770 shares beneficially owned by Fidelity Management & Research Company as a result of serving as investment advisor to various registered investment companies and 1,226,390 shares beneficially owned by Fidelity Management Trust Company as a result of serving as trustee or managing agent for various private investment accounts. FMR Corp. has sole voting power with respect to 611,990 shares and sole dispositive power with respect to 5,879,160 shares.

(3) Includes 5,333 shares held in the name of Mr. Hamm's wife.

                        COMPLIANCE WITH SECTION 16(A) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1996, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

                      DEADLINE FOR RECEIPT OF SHAREHOLDER
                        PROPOSALS -- 1997 ANNUAL MEETING

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than March 15, 1997, in order that they may be included in the proxy statement and proxy relating to that meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          HENRY P. MASSEY, JR.
                                          Secretary

Dated: July 12, 1996

                                   APPENDIX A

                   SUMMARY OF THE 1990 DIRECTORS' OPTION PLAN

     The essential features of the 1990 Directors' Option Plan, assuming adoption of the proposed amendments, are outlined below.


     Purpose. The purposes of the 1990 Directors' Option Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued services on the Board.


     Administration. The 1990 Directors' Option Plan is designed to work automatically and not to require administration. However, where administration is necessary, it will be provided by the Board of Directors of the Company. No discretion concerning decisions regarding the 1990 Directors' Option Plan shall be afforded to any person who is not a "disinterested" person under Rule 16b-3. The interpretation and construction of any provision of the 1990 Directors' Option Plan by the Board shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 1990 Directors' Option Plan.


     Eligibility. The 1990 Directors' Option Plan provides for the grant of Non-Statutory Stock Options to non-employee directors of the Company. Each such director shall be granted an option to purchase 40,000 shares of Common Stock upon the date on which such person first becomes a director (the "Initial Option"), whether through election by the shareholders or appointment by the Board to fill a vacancy (on or after the effective date of the 1990 Directors' Option Plan, which was May 1, 1990). On March 31 of each year, each non-employee director will be granted an option to purchase 10,000 shares of Common Stock ("Annual Option").


     Terms of Options. Options granted under the 1990 Directors' Option Plan have a term of ten years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

     Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to 1990 Directors' Option Plan transactions.


     Exercise of the Options. Initial Options become exercisable cumulatively for 25% of the shares subject to the option on the first anniversary of the date of grant and for 6.25% for each full calendar quarter thereafter that the optionee remains a director. Annual Options become exercisable cumulatively for 25% of the shares subject to the option at the end of each full calendar quarter after the date of grant while the optionee remains a director. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price.


     Form of Consideration. The consideration to be paid for shares issued upon exercise of options granted under the 1990 Directors' Option Plan, including the method of payment, shall be determined by the administrators and may consist entirely of cash, check, promissory note or shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased. The Company may also authorize as payment the delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price or the delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after delivery of the subscription agreement. The Company may also authorize payments by any combination for the foregoing methods or by any other method permitted by applicable laws.

     Option Price. The per share exercise price of options is determined by the Board of Directors and under the 1990 Directors' Option Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. As long as the Common Stock of the Company is traded on the National Market System of the NASDAQ system, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system) for the last market trading date before the time of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

     Termination of Status as a Director. The 1990 Directors' Option Plan provides that if the optionee ceases to serve as a director of the Company, the option may be exercised within three months after the date he or she ceases to be a director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

     Death. In the event of the death of an optionee, the option may be exercised at any time within six months after death, but only to the extent that the option would have been exercisable at the time of death.

     Disability. If an optionee is unable to continue his or her service as a director of the Company as a result of his or her total and permanent disability, the option may be exercised at any time within six months after the date of his or her termination, but only to the extent he or she was entitled to exercise it at the time of such termination.

     Suspension or Termination of Options. No option is exercisable by any person after the expiration of ten years from the date the option was granted. If the President of the Company or his designee reasonably believes that an optionee has committed an act of misconduct, the President may suspend the optionee's right to exercise any option pending a determination by the Board of Directors (excluding the director accused of such misconduct). If the Board of Directors (excluding the director accused of such misconduct) determines an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the director accused of such misconduct) shall act fairly and shall give the optionee an opportunity to appear and present evidence on optionee's behalf at a hearing before a committee of the Board.

     Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reasons of the death of the optionee.

     Acceleration of Options. Subject to the Change in Control provisions described below, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be substituted by an equivalent option by such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant will have the right to exercise the option as to all shares subject to such option, including shares as to which the option would not otherwise by exercisable. If the Board determines that options shall be fully exercisable in lieu of assumption or a substitution, the Company shall notify the participant that the option shall be fully exercisable for 15 days from the date of such notice and will terminate upon the expiration of such period.

     Change in Control Provisions. The 1990 Directors' Option Plan provides that in the event of a "Change in Control" of the Company (as defined below),
(i) all outstanding stock options under the 1990 Directors' Option Plan will become immediately vested and fully exercisable and (ii) the value of all outstanding options unless otherwise determined by the administrators before any Change in Control, will be cashed out at the "Change in Control Price" (as defined below). A "Change in Control" means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of more than 50% of the combined voting power of the Company or (ii) a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or a merger of the Company with or into any corporation. The "Change in Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a share of Common Stock as reported by the Nasdaq System and as appearing in the Wall Street Journal at any time within 60 days preceding the date of determination of the Change in Control Price by the Board or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related the Change in Control of the Company at any time within such 60-day period.


     Adjustment Upon Change in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the 1990 Directors' Option Plan and the price per share covered by each outstanding option. In the event of the proposed solution or liquidation of the Company, all outstanding options will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to options under the 1990 Directors' Option Plan in such event.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend or discontinue the 1990 Directors' Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock options then outstanding under the 1990 Directors' Option Plan, without the participant's consent. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company will obtain shareholder approval of any amendment to the 1990 Directors' Option Plan in such a manner and to such a degree as required. Subject to the specific terms of the 1990 Directors' Plan, the administrators may accelerate any option or waive any conditions or restrictions pertaining to such option at any time. The administrators may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. The 1990 Directors' Option Plan shall continue in effect for a period of ten years unless sooner terminated as described above.

FEDERAL INCOME TAX ASPECTS OF THE 1990 DIRECTORS' OPTION PLAN

     The following is a brief summary of the Federal income tax consequences of transactions under the 1990 Director's Option Plan based on Federal securities and income tax law in effect on January 1, 1996. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Options granted under the 1990 Directors' Option Plan are Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time he or she is granted a Non-Statutory Stock Option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the appointee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Under current law, net capital gain (net long-term capital gain minus net short-term capital
(loss) is taxed as a maximum rate of 28% and capital losses are allowed in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

                                   APPENDIX I

                                  ADAPTEC, INC.

                           1990 DIRECTORS' OPTION PLAN
                            (as amended May 9, 1996)


         1. Purposes of the Plan. The purposes of this Directors' Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                  All options granted hereunder shall be "non-statutory stock options".

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" means the Common Stock of the Company.

                  (d) "Company" means Adaptec, Inc., a California corporation.

                  (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

                  (f) "Director" means a member of the Board.

                  (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination) as reported in the Wall Street Journal or such other source as the Board deems reliable;

                     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (j) "Option" means a stock option granted pursuant to the Plan.

                  (k) "Optioned Stock" means the Common Stock subject to an Option.

                  (l) "Optionee" means an Outside Director who receives an Option.

                  (m) "Outside Director" means a Director who is not an Employee.

                  (n) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986.

                  (o) "Plan" means this 1990 Directors' Option Plan.

                  (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                  (q) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue Code of 1986.

         3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,100,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of and Grants of Options under the Plan.

                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board. No discretion concerning decisions regarding the Plan shall be afforded to any person who is not a "disinterested person" (as defined in Rule 16b-3 under the Exchange Act).

                  (b) Procedure for Grants. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                           (i) No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                      (ii) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares upon the date (on or after the effective date of this Plan) on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that no Option shall be issued under the Plan or become exercisable until shareholder approval of the Plan has been obtained in accordance with Section 16 hereof.

                      (iii) On March 31, 1991 and on each March 31 thereafter during the term of this Plan, each Outside Director shall automatically receive an Option to purchase 10,000 Shares.

                      (iv) The terms of each Option granted hereunder shall be as follows:

                                    (A) the term of the Option shall be ten (10)
years.

                                    (B) the Option shall be exercisable only
while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                                    (C) the exercise price per Share shall be
100% of the Fair Market Value per Share on the date of grant of the Option.

                                    (D) the Option shall become exercisable in
installments cumulatively as to twenty-five percent (25%) of the Optioned Stock on the first anniversary of the date of grant of the Option and as to six and one-quarter percent (6.25%) of the remaining Optioned Stock for each full calendar quarter thereafter that the Optionee remains a Director.

                                    (E) if granted pursuant to Section 4(b)(iii)
above, the Option shall become exercisable in installments cumulatively as to twenty-five percent (25%) of the Optioned Stock on the last day of each full calendar quarter after the date of grant, provided that the Optionee remains a Director as of such date.

                           (v) In the event that any Option granted under the
Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                  (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:
(i) to determine, upon review of relevant information and in accordance with
Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final.

                  (e) Suspension or Termination of Option. If the President of the Company or his designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any Option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

                   5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

                   6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 12 of the Plan.

          7.      Exercise Price and Consideration.

                  (a) Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                  (b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash,
(ii) check, (iii) promissory note, (iv) other shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve (12) months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

         8.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4(b) hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 10 of the Plan.

                 Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                  (c) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its five (5) year term has expired. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) Disability of Optionee. Notwithstanding the provisions of
Section 8(c) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and per manent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its five (5) year term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (e) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death. Notwithstanding the foregoing, in no event may the option be exercised after its five (5) year term has expired.

         9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. Adjustments Upon Changes in Capitalization or Merger.

                  (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                           In the event of the proposed dissolution or
liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

                           Subject to the provisions of paragraph (b) hereof, in
the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders if a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely Common Stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the Option to be solely Common Stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

                  (b) In the event of a "Change in Control" of the Company, as defined in paragraph (c) below, unless otherwise determined by the Board prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

                          (1) Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

                           (2) The value of all outstanding Options shall, unless otherwise determined by the Board at or after grant, be cashed out at the Change in Control Price. The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

                  (c) Definition of "Change in Control". For purposes of this
Section 10, a "Change in Control" means the happening of any of the following:

                           (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                      (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

                  (d) Change in Control Price. For purposes of this Section 10, "Change in Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a Share of the Common Stock as reported by the NASDAQ System and as appearing in the Wall Street Journal (or, in the event the Common Stock is listed on a stock exchange, the highest closing price on such exchange as reported on the Composite Transaction Reporting System), at any time within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

         11.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

    13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                  APPENDIX II

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 ADAPTEC, INC.

                  --------------------------------------------

                                 ADAPTEC, INC.
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 22, 1996

The undersigned shareholder(s) of Adaptec, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 12, 1996, and hereby appoints F. Grant Saviers and Paul G. Hansen, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Adaptec, Inc. to be held on August 22, 1996 at 9:30 a.m., local time, at the offices of the Company located at 500 Yosemite Drive, Milpitas, California 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

        1. Election of Directors to serve one year terms.

        / / FOR all the nominees listed below (except as indicated). / / WITHHOLD authority to vote for all nominees listed below.

        IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

John G. Adler, Laurence B. Boucher, Carl J. Conti, John C. East, Robert J. Loarie, B.J. Moore, W. Ferrell Sanders, F. Grant Saviers, Phillip E. White

        2. To approve an amendment to the Company's Amended and Restated Bylaws to establish the range for the authorized number of directors to be seven to twelve with precise number to be fixed by the Board of Directors.

                  / / FOR        / / AGAINST       / / ABSTAIN

        3. To approve amendments to the Company's 1990 Directors' Option Plan to (i) increase the shares reserved for issuance thereunder by 400,000 to a total of 1,100,000, (ii) increase the term of options granted thereunder from five to ten years, and (iii) amend the vesting provisions of subsequent annual option grants so that such grants will vest quarterly over a one year period.

                  / / FOR        / / AGAINST       / / ABSTAIN

        4. To ratify and approve the appointment of Price Waterhouse LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1997.

               / / FOR         / / AGAINST             / / ABSTAIN

        5. To transact such other business as may properly come before the meeting of any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.


                                              Dated _____________________, 1996

                                              Signature: ______________________

                                              Signature: ______________________

                                              I Plan to attend the meeting: / /

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE
               THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.